ADMINISTRATION  AGREEMENT

AGREEMENT, made this 		day of 			,
 2002, between COMMONWEALTH CASH RESERVE FUND, INC., a
Virginia corporation (the "Company") and PUBLIC FINANCIAL
MANAGEMENT, INC. PFM ASSET MANAGEMENT LLC, a Pennsylvania
Delaware corporation (the "Administrator").
W - I - T - N - E - S - S - E - T - H:
	WHEREAS, the Company is a registered open-end,
diversified, management investment company under the
Investment Act of 1940, as amended ("1940 Act"); and
	WHEREAS the Company desires to appoint the
Administrator to perform certain administrative services
for the Company.
	NOW THEREFORE, in consideration of the premises
and the mutual convenants herein contained, it is agreed
between the parties hereto as follows:
Delivery of Documents.  The Company has furnished the
Administrator with copies properly certified or
authenticated of each of the following:
(a)	The Company's Articles of Incorporation, as filed
with the Clerk of the State Corporation Commission of the
Commonwealth of Virginia on December 8, 1986, and all
amendments thereto (such Articles of Incorporation, as
presently in effect and as it shall from time to time be
amended, is herein called the "Articles of Incorporation");
(b) 	The Company's By-laws, and amendments thereto
(such By-laws, as presently in effect and as they shall
from time to time be amended, is herein called the "By-
laws");
(c)	Resolutions of the Company's Board of Directors
authorizing the appointment of the Administrator and
approving this Agreement;
(d)	The Company's Notification of Registration on form
N-8A under the 1940 Act as filed with the Securities and
Exchange Commission ("SEC") on December 11, 1986 and all
amendments thereto;
(e)	The Company's Registration Statement on form N-1A
under the Securities Act of 1933 as amended ("1933 Act")
and under the 1940 Act as filed with the SEC on December
11, 1986, and all amendments thereto; and
(f)	The Company's most recent Prospectus and Statement
of Additional Information (such Prospectus, and Statement
of Additional Information as presently in effect and all
amendments and supplements thereto are herein called the
"Prospectus").
	The Company will furnish the Administrator, from
time to time, executed copies of all amendments and
supplements to the foregoing.
	In consideration of the mutual promises and
agreements herein contained and other good and valuable
consideration, the receipt of which is hereby acknowledged,
it is hereby agreed by and between the parties hereto as
follows:
1.	In General.
	The Administrator agrees, all as more fully set
forth herein, to perform, at its own expense, the functions
set forth herein for the Fund.
2.	Duties and Obligations of the Administrator with
respect to the Company.
(a) Subject to the succeeding provisions of this section
and subject to the direction and control of the Board of
Directors of the Company, the Administrator shall provide
all administrative services to the Company, other than
those relating to the Fund's investment portfolio and the
maintenance of its financial records. As part of such
duties, the Administrator shall:
(i)	provide office space and equipment in connection
with the maintenance of the headquarters of the Company;
(ii)	maintain the Company's books and records (other
than accounting books and records), oversee the insurance relationships of the Company, and prepare (or assist counsel and auditors in the preparation of) for the
Company all required tax returns, proxy statements and
reports to the Company's shareholders and Directors and,
at the Administrator's expense to the extent that they
are not paid for directly by the Company, reports to and
other filings with the Securities and Exchange Commission
and any other governmental agency;
(iii)	arrange for the preparation, on behalf of the
Company (at Administrator's expense to the extent they
are not paid for directly by the Company), of such
application and reports as may be necessary to register
or maintain the registration of the Company and/or shares
of the Company under the securities of "blue-sky" laws
of the Commonwealth of Virginia and such other states in
which the shares of the Company may be offered for sale;
(iv)	respond to all inquiries or other communications
of shareholders of the Company and broker-dealers, if any;
(v)	oversee all relationships between the Company and
its custodian, including such administrative matters as
are applicable to the issuance or redemption of the
Company's shares; and
(vi)	liaison with the company's independent public
accountant;
(vii)	 make for each shareholder of the Company, if
applicable, the required calculations, computations and
reports required from time to time as necessary pursuant
to Section 148 (f) of the Internal Revenue Code of 1986,
calculating the bond yield on the bond issue related to
such shareholder's bond proceeds invested in the Company's
shares, calculating the amounts earned on such bond proceeds by reason of investment in such shares, and calculating and
preparing estimated interim rebate reports and formal rebate reports; Administrator also shall send a notice to the
shareholder prior to any expenditure test date contained in
the code related to any exception from rebate requirements and shall prepare an exception compliance report applicable thereto.
(b)	All activities performed by the Administrator under this
Section shall at all times conform to, and be in accordance with, any requirements imposed by: (1) the provisions of the 1940 Act and of any rules or regulations in force thereunder; and (2) any other applicable provisions of law; and (3) the provisions of the Articles of Incorporation and By-laws of the Company as
amended from time to time; and (4) any policies and determinations of the Board of Directors of the Company; and (5) fundamental investment policies of the Company, as reflected in the Company's registration statement under the 1940 Act, or as amended by the shareholders of the Company.
(c)	Nothing in this Agreement shall prevent the Administrator
or any officer thereof from acting as investment adviser or
manager for any person, firm or corporation and this Agreement shall not in any way limit or restrict the Administrator or any of its partners, officers, stockholders or employees from buying, selling or trading any securities for its own or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Administrator expressly represents that it will undertake no activities which, in its judgment will adversely affect the performance of its obligations to the Company under this Agreement
3.	Confidentiality.
Administrator will treat confidentially and as proprietary
information of the Company all records and other information relative to the Company and prior, present or potential
shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where the Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company).
4.	Services Not Exclusive.
The services furnished by the Adviser hereunder are deemed not to be exclusive, and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.
5.	Office Space and Facilities.
	The Administrator agrees that it will, at its own expense, provide office space and facilities, equipment and personnel for the performance of its functions hereunder.
4.-6.	Compensation of the Administrator.
	The Company agrees to pay the Administrator, and the Administrator agrees to accept as full compensation for all services rendered hereunder, an annual fee relating to the Company payable monthly and computed on the net asset value of the Company at the end of each business day at the annual rate of .05 of 1% the average daily net assets.
5.7.	Duration and Termination.
This Agreement shall go into effect on the date it is approved by the Board of Directors of the Company and its implementation is authorized by the Board of Directors of the Company, provided that all regulatory requirements have been met, and shall, unless terminated as hereinafter provided, continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect for successive annual periods, but only so long as such continuance is specifically approved at least annually by the Company's Board of Directors, including the vote of a majority of the Directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party cast in person at a meeting called for the purpose of voting on such approval.
This Agreement may be terminated by the Administrator at any time without penalty upon giving the Company sixty (60) days' written notice (which notice may be waived by the Company) and may be terminated by the Company at any time without penalty upon giving the Administrator sixty (60) days' written notice (which notice may be waived by the Administrator) provided that such termination by the Company shall be directed or approved by the vote of a majority of all of its Directors in office at the time, including a majority of the Directors who are not interested persons (as defined in the 1940 Act) of the Company.
8.	Amendment of this Agreement.  No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.
9.	Miscellaneous.  The captions in this Agreement are
included for convenience of reference only and in no way
define or limit any of the provisions hereof or otherwise
affect their construction or effect. If any provision of
this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Virginia law.
	IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed.

COMMONWEALTH CASH RESERVE FUND, INC.

BY:  ________________________________

PFM ASSET MANAGEMENT LLC

BY: _________________________________